                                                                      EXHIBIT 21

                                 TUBOSCOPE INC.
                               DECEMBER 31, 1997

Tuboscope Inc. (US--Delaware)
  Gauthier Brothers Rentals, Inc. (U.S.Calif.)
  Tuboscope Vetco International Inc. (US--Texas)
    Tuboscope Vetco International Inc. (Colombia) branch
    Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda (Brazil)
    Tuboscope Vetco (Thailand) Ltd.
    Tuboscope Vetco Moscow Ltd. (Russia)
    Tuboscope Vetco Export Sales Corp (FSC--Barbados)
    Tuboscope Vetco Services (Panama) Inc.
      Tuboscope Vetco Services (Panama) Inc.--Abu Dhabi branch
      Tuboscope Vetco Services (Panama) Inc.--Kuwait branch
      Tuboscope Vetco Services (Panama) Inc.--Singapore branch
      Tuboscope Vetco (Nigeria) Ltd. (40%)
      Italiana Partecipazioni s.r.l. (95%)
              Italiana lspezioni s.r.l. (95%)
    Tuboscope Overseas Corp. S.A. (Switzerland)
    Vetco Enterprise AG (Switzerland)
      Tuboscope Vetco Osterreich GmbH (Austria)
      Vetco Saudi Arabia Ltd. (P/S--45% Stock)
      Tuboscope Vetco (Deutschland) GmbH (Germany)
              Tuboscope Vetco (Deutschland) GmbH (Germany)--Bahrain branch Tuboscope Vetco (Deutschland) GmbH (Germany)--Tunisia branch Tuboscope Vetco (Deutschland) GmbH (Germany)--Italy branch Tuboscope Vetco (Deutschland) GmbH (Germany)--France branch Tuboscope Vetco (Deutschland) GmbH (Germany)--Oman branch Tuboscope Vetco (Deutschland) GmbH (Germany)--Netherlands branch Tuboscope Vetco (Deutschland) GmbH (Germany)--Nigeria branch Tuboscope Vetco (Deutschland) GmbH (Germany)--Egypt branch Tuboscope Vetco (Deutschland) GmbH (Germany)--Pakistan branch Tuboscope Vetch Technology GmbH (Germany)
                 Tuboscope Vetco Technology GmbH (Germany)--Italy branch Tuboscope Vetco Technology GmbH (Germany)--Spain branch Tuboscope Vetco Technology GmbH (Germany)--Indonesia branch Tuboscope Vetco Technology GmbH (Germany)--Russian branch Tuboscope Vetco (Brunei) SDN.BDH (49%)
              Vetco Abu Dhabi (P/S--United Arab Emirates)
                 Vetco Coating GmbH (Germany)
    Tuboscope Vetco de Argentina, S.A. (Argentina)
    TVI Inspecciones de Venezuela, C.A. (Venezuela)
    Tuboscope Vetco Canada Inc. (Canada)
      Tuboscope Pipeline Services Canada Inc. (Canada)
              Italiana Partecipazioni s.r.l. (5%)
      Tuboscope Vetco Far East Pte Ltd. (Singapore)
              Pesaka Inspection Services SDN.BHD (49%-Malaysia)
              Tuboscope Vetco Far East Pte Ltd.--Phillippines branch
              Tuboscope Vetco Far East Pte Ltd.--Australia branch
              Italiana Ispezioni s.r.l. (5%)
    Tuboscope Pipeline Services Inc. (US--Texas)

      Vetco Pipeline Services Inc. (US--Texas)
      Vetco Pipeline Services Ltd. (Canada)
      Tuboscope Vetco Pipeline Services S.A. de C.V. (Mexico)
    Remediation Management Services, LLC
  Tubo-FGS Inc. (Del.)
  Fiberglass Systems Holdings Inc. Del.
    Fiberglass Systems LLP.
    Star Composites International LTD. (Virgin Isles)
  Tuboscope (Holding US) Inc. Del. U.S.
      Wadeco Oilfield Services Ltd. (Canada)
              Wadeco Inc. (US--North Dakota)
    Vetco Inspection Norge A.S. (Norway)
    Tuboscope Vetco Norge A.S..
    Tuboscope Vetco (France) S.A.
    Texas Oil Tools Inc. (US Nevada)
    Tuboscope MECL (Trinidad) Ltd. (50% P/S)
    Tube-Kote Inc. dba Tuboscope Vetco International Oilfield Services
    (US--Texas)
  Hydra Rig, Inc. (US--Texas)
  Environmental Procedures, Inc. (US--Delaware)
    Environmental Procedures P.T.E. Ltd. (Singapore)
    Environmental Procedures, Inc. (US-Delaware)--Ecuador branch
    Advanced Wirecloth, Inc. (US--Louisiana)
    Tuboscope S.A. de CV (Mexico)
    Environmental Procedures (US--Texas)--Colombia branch
  Drexel Oilfield Services BDN (Malaysia)
  Drexel Oilfield Services PTE Ltd. (Singapore)
  Drexel Equipment A/S (Norway)
  Drexel Oilfield Services, Ltd. (Bermuda)
    Drexel Oilfield Services, LLC (49%--Dubai)
    Venezuela Well Analysis, S.A. (Venezuela)
    Brandt Company de Argentina S.A. (Argentina)
    Screen Manufacturing Company, Ltd. (Trinidad)
    Venwell International, Inc. (US--Texas)
      Venwell International, Inc. (US--Texas)--Trinidad branch
    Drexel Oilfield Services s.r.l. Italy 95%
  Tuboscope IP Inc. (US Del.)
  Tuboscope Holdings Ltd. (UK)
    Chargewood Limited
    Enaco Mudcat Systems Ltd.
      Enaco Plc.
      Pump Systems Ltd.
      Cut-Rite Tubular Services Ltd.
      Tulsa Equipment Manufacturing Company
      Tuboscope Services de Bolivia S.A.
      American Rodco Inc. (10%)
    Pressure Control Engineering Ltd. (UK)
    SSR Ltd. (UK)
      SSR (Norway)
    Drexel Equipment (UK) Ltd.
      The Brandt Company (UK) Ltd.

      Environmental Procedures (UK) Limited
      Tuboscope Pipeline Services Ltd. (UK)
              Tuboscope Vetco (UK) Ltd.
              Linalog Ltd. (UK)
              Tuboscope Vetco Capital Ltd. (Scotland)